                                                              Exhibit (a)(1)(v)

                           Offer To Purchase For Cash

                     All Outstanding Shares Of Common Stock
                                       of

                           TD Waterhouse Group, Inc.
                                       at

                            U.S. $9.00 Net Per Share
                                       by

                          TD Waterhouse Holdings, Inc.
                          a wholly owned subsidiary of

                           The Toronto-Dominion Bank
                          ---------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
              NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 14, 2001,
                         UNLESS THE OFFER IS EXTENDED.
                          ---------------------------
                                                                October 17, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated October 17, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by TD Waterhouse Holdings, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares") of TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $9.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

     WE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

1. The offer price is $9.00 per Share, net to you in cash, without interest. Canadian stockholders may elect to be paid the offer price in the Canadian dollar equivalent of the offer price by so indicating in the Letter of Transmittal.

2. The Offer is being made for all of the outstanding Shares.

3. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Wednesday, November 14, 2001, unless the Offer is extended.

4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, together with the Shares owned by the Parent and its subsidiaries, including Purchaser, constitutes at least 90% of the total number of outstanding Shares (excluding Shares issuable upon exchange of certain exchangeable preference shares issued by a Company subsidiary).

5. Tendering stockholders who are record owners of their Shares and tender directly to the Depositary or the Canadian Forwarding Agent (each as defined below) will not be obligated to pay brokerage fees or commissions. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Mellon Investor Services LLC (the "Depositary") or CIBC Mellon Trust Company (the "Canadian Forwarding Agent") of (a) certificates evidencing such Shares or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in the Offer to Purchase under "The Tender Offer -- Section 3. Procedures for Tendering Shares",
(b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                           TD WATERHOUSE GROUP, INC.

                                       BY

                          TD WATERHOUSE HOLDINGS, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                           THE TORONTO-DOMINION BANK

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 17, 2001 and the related Letter of Transmittal, in connection with the offer by TD Waterhouse Holdings, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of The Toronto-Dominion Bank, a Canadian chartered bank, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $9.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


------------------------------------------------------------       ------------------------------------------------------------

    Number of Shares to Be Tendered:*                                                         SIGN HERE
    ----------------------------------------------- Shares             --------------------------------------------------------
    Account No.: -------------------------------------------                                 SIGNATURE(S)
    Dated:                                                             --------------------------------------------------------
    --------------------------------------------------                                      PRINT NAME(S)
                                                                       --------------------------------------------------------
                                                                                             ADDRESS(ES)
                                                                       --------------------------------------------------------
                                                                                    AREA CODE AND TELEPHONE NUMBER
                                                                       --------------------------------------------------------
                                                                             TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER
------------------------------------------------------------       ------------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                             CANADIAN STOCKHOLDERS

     Holders of Shares in Canada may elect to receive payment of the purchase price for the Shares purchased in either U.S. or Canadian dollars by checking the appropriate box below. Payment will be made in U.S. dollars if neither box is checked.

Issue check in:

             [ ]  U.S. DOLLARS
             [ ]  CANADIAN DOLLAR EQUIVALENT*
* BASED ON THE NOON BUYING RATE OF EXCHANGE AS CERTIFIED BY THE FEDERAL RESERVE BANK OF NEW YORK QUOTED FOR THE PURCHASE OF CANADIAN DOLLARS ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE)

                                        3